Exhibit 99.1
For more information, contact:
Ronald L. Smith
Vice President
Chief Financial Officer
(336) 316-5545
Unifi Announces Second Quarter Results
     GREENSBORO, N.C. – January 31, 2008 – Unifi, Inc. (NYSE:UFI) today released operating results for its second quarter ended December 23, 2007.
     Net income for the current quarter, including discontinued operations, was a net loss of $7.7 million or $0.13 per share compared to a net loss of $18.2 million or $0.35 per share for the prior December quarter. Net income for the current quarter was negatively impacted on a pre-tax basis by $5.9 million in restructuring and severance charges and a $2.2 million impairment charge to adjust the carrying value of the Company’s assets resulting from the consolidation of production into larger, more efficient facilities.
     Net sales from continuing operations for the current December quarter were $183.4 million, inclusive of net sales as a result of the Dillon acquisition in January 2007, compared to net sales of $156.9 million for the prior year December quarter.
     “Unifi continues to see improvement in the operating results of its underlying business since the prior year December quarter,” said Ron Smith, Chief Financial Officer for Unifi. “The continuing improvement in our operating results reflects the positive impact of our strategies to consolidate the U.S. market and to reposition the Company in the commodity partially oriented yarn market. Volume in the current quarter stayed stronger than anticipated, despite retail performance and pressure from significant unexpected increases in raw material prices. These raw material increases were related to temporary issues within the global supply chain, and we expect prices to remain stable throughout the March quarter.”
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Unifi Announces Second Quarter Results – page 2
     Net income for the first half of fiscal 2008, including discontinued operations, was a net loss of $16.9 million or $0.28 per share compared to a net loss of $28.3 million or $0.54 per share for the prior year period. Net sales from continuing operations for the first half of fiscal 2008 were $353.9 million compared to net sales of $326.8 million for the prior year period.
     Cash-on-hand at the end of the December quarter was $25.8 million, down from the $33.9 million cash-on-hand at the end of the September quarter due to our semi-annual interest payment and a $5.0 million reduction in borrowings under the revolver. Total cash and cash equivalents at the end of December, including restricted cash, was $44.6 million compared to $44.1 million as of June 2007. Total long-term debt at the end of the December quarter was $223.8 million compared to the $228.5 million in debt as of September 2007 and $234.6 million as of June 2007.
     Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: aio® — all-in-one performance yarns, Sorbtek®, A.M.Y.®, Mynx® UV, Repreve®, Reflexx®, MicroVista® and Satura®. Unifi’s yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit http://www.unifi.com.
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Financial Statements to Follow

Unifi Announces Second Quarter Results – page 3
UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In Thousands Except Per Share Data)

	For the Quarters Ended		For the Six-Months Ended
	December 23, 2007	December 24, 2006	December 23, 2007	December 24, 2006
Net sales	$183,369	$156,895	$353,905	$326,839
Cost of sales	175,049	157,010	334,592	316,393
Selling, general & administrative expenses	12,008	10,388	26,462	21,677
Provision (recovery) for bad debts	(189)	(1,012)	65	598
Interest expense	6,578	6,111	13,290	12,176
Interest income	(754)	(1,066)	(1,580)	(1,510)
Other (income) expense, net	(2,184)	236	(3,190)	(243)
Equity in (earnings) losses of unconsolidated affiliates	21	2,876	(157)	4,825
Restructuring charges	4,205	—	6,837	—
Write down of long-lived assets	2,247	2,002	2,780	3,202
Write down of investment in unconsolidated affiliate	—	—	4,505	—

Loss from continuing operations before income taxes	(13,612)	(19,650)	(29,699)	(30,279)
Benefit from income taxes	(5,757)	(1,590)	(12,688)	(2,139)

Loss from continuing operations	(7,855)	(18,060)	(17,011)	(28,140)
Income (loss) from discontinued operations, net of tax	109	(167)	77	(203)

Net loss	$(7,746)	$(18,227)	$(16,934)	$(28,343)

Losses per common share (basic and diluted):
Net loss — continuing operations	$(0.13)	$(0.35)	$(0.28)	$(0.54)
Net loss — discontinued operations	—	—	—	—

Net loss — basic and diluted	$(0.13)	$(0.35)	$(0.28)	$(0.54)

Weighted average basic and diluted shares outstanding	60,553	52,198	60,545	52,198

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Unifi Announces Second Quarter Results – page 4
UNIFI, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited) (Amounts in Thousands)

	December 23, 2007	June 24, 2007
Assets
Cash and cash equivalents	$25,775	$40,031
Receivables, net	99,258	93,989
Inventories	121,080	132,282
Deferred income taxes	1,946	9,923
Assets held for sale	3,652	7,880
Restricted cash	18,846	4,036
Other current assets	12,691	11,973

Total current assets	283,248	300,114

Property, plant and equipment	189,444	209,955
Investments in unconsolidated affiliates	79,043	93,170
Intangible assets, net	40,708	42,290
Other noncurrent assets	20,183	20,424

	$612,626	$665,953

Liabilities and Shareholders’ Equity
Accounts payable	$47,099	$61,620
Accrued expenses	29,684	28,278
Income taxes payable	704	247
Current maturities of long-term debt and other current liabilities	12,085	11,198

Total current liabilities	89,572	101,343

Long-term debt and other liabilities	227,122	236,149
Deferred income taxes	985	23,507
Shareholders’ equity	294,947	304,954

	$612,626	$665,953

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Unifi Announces Second Quarter Results – page 5
UNIFI, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (Amounts in Thousands)

	For the Six-Months Ended
	December 23, 2007	December 24, 2006
Cash and cash equivalents at beginning of year	$40,031	$35,317
Operating activities:
Net loss	(16,934)	(28,343)
Adjustments to reconcile net loss to net cash provided by (used in) continuing operating activities:
(Income) loss from discontinued operations	(77)	203
Net (earnings) loss of unconsolidated equity affiliates, net of distributions	303	4,825
Depreciation	18,850	21,449
Amortization	2,324	557
Stock-based compensation	565	1,238
Net (gain) loss on asset sales	(1,413)	241
Non-cash write down of long-lived assets	2,780	3,202
Non-cash write down of investment in unconsolidated affiliate	4,505	—
Non-cash portion of restructuring charges	6,837	—
Deferred income tax	(14,699)	(2,411)
Provision for bad debt	65	598
Other	(568)	20
Change in assets and liabilities, excluding effects of acquisitions and foreign currency adjustments	(8,124)	2,571

Net cash provided by (used in) continuing operating activities	(5,586)	4,150

Investing activities:
Capital expenditures	(3,827)	(3,341)
Acquisition	—	(393)
Proceeds from sale of equity affiliate	8,750	—
Change in restricted cash	(14,810)	—
Collection of notes receivable	267	734
Proceeds from sale of capital assets	10,560	30
Return of capital from equity affiliates	234	229
Other	—	(528)

Net cash provided by (used in) investing activities	1,174	(3,269)

Financing activities:
Payments of long-term debt	(11,000)	(290)
Other	(708)	(309)

Net cash used in financing activities	(11,708)	(599)

Cash flows of discontinued operations:
Operating cash flow	(201)	(50)

Net cash used in discontinued operations	(201)	(50)

Effect of exchange rate changes on cash and cash equivalents	2,065	63

Net increase (decrease) in cash and cash equivalents	(14,256)	295

Cash and cash equivalents at end of period	$25,775	$35,612

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Unifi Announces Second Quarter Results – page 6
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.

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